WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2023
Financial Highlights
•Improved Streaming Growth Driven by Stronger Release Slate with Momentum Expected to Carry into Q4
•Robust Growth in Music Publishing Underpinned by Acceleration in Digital Revenue
•Adjusted OIBDA Growth and Margin Expansion Reinforce Confidence in High End of Full-Year Margin Guidance (100 basis points)
•Operating Cash Flow Conversion of 49% of Adjusted OIBDA with Expectation to Deliver 50% - 60% Conversion for Full Year
For the three months ended June 30, 2023
•Total revenue increased 9% or 10% in constant currency
•Digital revenue increased 9% or 10% in constant currency
•Net income was $124 million versus $125 million in the prior-year quarter
•OIBDA increased 18% to $275 million versus $233 million in the prior-year quarter or 20% in constant currency
•Adjusted OIBDA increased 16% to $297 million versus $255 million in the prior-year quarter or 18% in constant currency
•Cash from operating activities decreased 10% to $146 million from $163 million in the prior-year quarter

NEW YORK, New York, August 8, 2023—Warner Music Group Corp. today announced its third-quarter financial results for the period ended June 30, 2023.

“Our Q3 results were driven by a wide diversity of music, and our strength came from many different territories, labels, and revenue lines. We succeeded with artists and songwriters across the spectrum of genres and generations, with both new releases and catalog projects,” said Robert Kyncl, CEO, Warner Music Group. “We expect our momentum to build, led by our extraordinary music and inventive campaigns, as well as improving macro and industry trends. We continue to invest in new creative talent, and evolve our expertise and resources, while collaborating with partners across the entertainment economy to drive long term success.”

“In the third quarter, we delivered solid growth across key metrics which give us increased confidence in our full-year margin and operating cash flow targets,” said Eric Levin, CFO, Warner Music Group. “The market’s adoption of subscription price increases, combined with the ongoing evolution of our key partnerships, gives us tremendous optimism for the future of streaming growth.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,564	$1,432	9%	$4,451	$4,422	1%
Recorded Music revenue	1,282	1,189	8%	3,664	3,722	-2%
Music Publishing revenue	283	245	16%	790	704	12%
Digital revenue	1,027	944	9%	2,921	2,877	2%
Operating income	189	146	29%	578	551	5%
Adjusted operating income(1)	211	168	26%	665	627	6%
OIBDA(1)	275	233	18%	831	808	3%
Adjusted OIBDA(1)	297	255	16%	918	884	4%
Net income	124	125	-1%	285	405	-30%
Adjusted net income(1)	146	147	-1%	372	481	-23%
Net cash provided by operating activities	146	163	-10%	349	336	4%
Free Cash Flow	113	128	-12%	260	239	9%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change	For the Twelve Months Ended June 30, 2023	For the Twelve Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Adjusted EBITDA(1)	$311	$263	18%	$1,260	$1,184	6%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue was up 9.2% (or 9.9% in constant currency). Digital revenue increased 8.8% (or 9.8% in constant currency) and streaming revenue increased 9.5% (or 10.5% in constant currency). Recorded Music streaming revenue increased by 6.3% (or 7.3% in constant currency). Growth in Recorded Music streaming revenue increased due to a stronger release schedule and growth in ad-supported revenue recovered due to moderation in a market-related slowdown. Music Publishing streaming revenue increased by 27.1% (or 28.1% in constant currency), which includes a benefit in the quarter and the prior-year quarter of $7 million and $17 million, respectively, resulting from a ruling by the Copyright Royalty Board in Phonorecords III upholding higher percentage of revenue U.S. mechanical royalty rates (the “CRB Rate Benefit”). Revenue increases in the quarter were also driven by growth in Recorded Music artist services and expanded-rights, licensing and physical revenue and Music Publishing mechanical revenue. Music Publishing synchronization revenue remained flat on an as-reported basis and in constant currency. Music Publishing performance revenue was lower on an as-reported basis and in constant currency.

Operating income was $189 million compared to $146 million in the prior-year quarter. OIBDA was $275 million, compared to $233 million in the prior-year quarter, an increase of 18.0% (or 20.1% in constant currency), and OIBDA margin increased 1.3 percentage points to 17.6% from 16.3% in the prior-year quarter (or increased 1.5 percentage points to 17.6% from 16.1% in constant currency). The increases in operating income, OIBDA and OIBDA margin were primarily due to strong operating performance, lower variable marketing spend, savings from the previously announced restructuring plan (the “Restructuring Plan”) and the favorable impact of exchange rates, partially offset by revenue mix, incremental overhead in technology and the $10 million impact of the mark-to-market adjustment of an earn-out liability in the prior-year quarter related to an acquisition.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude expenses related to restructuring and other transformation initiatives and non-cash stock-based compensation and other related expenses in both the quarter and the prior-year quarter. Adjusted EBITDA excludes the aforementioned items and includes expected savings resulting from transformation initiatives and the pro forma impact of certain specified transactions. See below for calculations and reconciliations of Adjusted operating income, Adjusted OIBDA, Adjusted net income and Adjusted EBITDA.

Adjusted OIBDA increased 16.5% from $255 million to $297 million (or 18.3% in constant currency) and Adjusted OIBDA margin increased 1.2 percentage points to 19.0% from 17.8% in the prior-year quarter (or increased 1.4 percentage points to 19.0% from 17.6% in constant currency) primarily due to the same factors affecting OIBDA. Adjusted operating income increased 25.6% from $168 million to $211 million due to the same factors affecting Adjusted OIBDA, as well as lower amortization expenses due to certain intangible assets becoming fully amortized, partially offset by higher depreciation expenses due to capital spending.

Net income was $124 million compared to $125 million in the prior-year quarter. Adjusted net income was $146 million compared to $147 million in the prior-year quarter. The changes in net income and Adjusted net income were primarily due to the unfavorable impact of exchange rates on the Company’s Euro-denominated debt, loss on extinguishment of debt, an increase in interest expense and income tax expense, partially offset by higher operating income, currency exchange gains on the Company’s intercompany loans and an increase in aggregate realized and unrealized gains related to certain investments.

Basic and Diluted earnings per share was $0.23 for both the Class A and Class B shareholders due to the net income attributable to the Company in the quarter of $124 million.

As of June 30, 2023, the Company reported a cash balance of $600 million, total debt of $3.988 billion and net debt (defined as total debt, net of deferred financing costs, premiums and discounts, minus cash and equivalents) of $3.388 billion.

Cash provided by operating activities decreased 10% to $146 million from $163 million in the prior-year quarter. The decrease was largely the result of higher cash taxes due to lower available foreign tax credits to shield U.S. taxable income coupled with higher forecasted taxable income and higher cash interest due to an increase in variable rate debt. Capital expenditures decreased 6% to $33 million from $35 million in the prior-year quarter, mainly due to lower expenditures on IT capabilities. Free Cash Flow, as defined below, decreased to $113 million from $128 million in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$1,282	$1,189	8%	$3,664	$3,722	-2%
Digital revenue	846	801	6%	2,445	2,475	-1%
Operating income	207	166	25%	641	631	2%
Adjusted operating income(1)	210	173	21%	652	647	1%
OIBDA(1)	261	224	17%	801	804	—%
Adjusted OIBDA(1)	264	231	14%	812	820	-1%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2022	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2022
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Digital	$846	$801	$792	$2,445	$2,475	$2,409
Physical	126	123	123	377	440	421
Total Digital and Physical	972	924	915	2,822	2,915	2,830
Artist services and expanded-rights	218	190	191	555	563	543
Licensing	92	75	74	287	244	234
Total Recorded Music	$1,282	$1,189	$1,180	$3,664	$3,722	$3,607

Recorded Music revenue was up 7.8% (or 8.6% in constant currency). Digital revenue was up 5.6% (or 6.8% in constant currency). Streaming revenue was up 6.3% (or 7.3% in constant currency). Growth in streaming revenue increased due to a stronger release schedule and growth in ad-supported revenue recovered due to moderation in a market-related slowdown. Artist services and expanded-rights revenue increased 14.7% (or 14.1% in constant currency) primarily due to an increase in concert promotion and merchandising revenue. Licensing revenue increased 22.7% (or 24.3% in constant currency), with growth across synchronization, broadcast fees and other licensing. Physical revenue was up 2.4% (the same in constant currency) primarily due to stronger performance in the US. The quarter included successful releases from Ed Sheeran, Linkin Park and Melanie Martinez.

Recorded Music operating income was $207 million, up from $166 million in the prior-year quarter and operating margin was up 2.1 percentage points to 16.1% versus 14.0% in the prior-year quarter. OIBDA increased 16.5% to $261 million from $224 million in the prior-year quarter (or 18.1% in constant currency) and OIBDA margin increased 1.6 percentage points to 20.4% from 18.8% in the prior-year quarter (or increased 1.7 percentage points to 20.4% from 18.7% in constant currency). Adjusted OIBDA increased 14.3% from $231 million to $264 million (or 15.8% in constant currency) with Adjusted OIBDA margin up 1.2 percentage points to 20.6% from 19.4% in the prior-year quarter (or increased 1.3 percentage points to 20.6% from 19.3% in constant currency). The increases in OIBDA, Adjusted OIBDA, OIBDA margin and Adjusted OIBDA margin were primarily driven by strong operating performance, lower variable marketing spend, savings from the Restructuring Plan and the favorable impact of exchange rates, partially offset by revenue mix and the $10 million impact of the mark-to-market adjustment of an earn-out liability in the prior-year quarter related to an acquisition.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Revenue	$283	$245	16%	$790	$704	12%
Digital revenue	182	144	26%	477	404	18%
Operating income	50	33	52%	151	103	47%
Adjusted operating income(1)	51	33	55%	153	104	47%
OIBDA(1)	73	57	28%	220	172	28%
Adjusted OIBDA(1)	74	57	30%	222	173	28%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing Revenue
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2022	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2022
	As reported	As reported	Constant	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance	$40	$45	$44	$130	$119	$114
Digital	182	144	143	477	404	396
Mechanical	16	10	11	46	37	36
Synchronization	41	41	41	126	133	130
Other	4	5	5	11	11	11
Total Music Publishing	$283	$245	$244	$790	$704	$687

Music Publishing revenue increased 15.5% (or 16.0% in constant currency). The increase was driven by growth in digital and mechanical revenue. Digital revenue increased 26.4% (or 27.3% in constant currency) and streaming revenue increased 27.1% (or 28.1% in constant currency), reflecting the continued growth in streaming, the impact of digital deal renewals and a revenue true-up of $9 million, partially offset by a $10 million quarter-over-quarter decrease in the impact of the CRB Rate Benefit. Mechanical revenue increased driven by a higher share of physical sales and timing of distributions. Synchronization revenue remained flat on an as-reported basis and in constant currency, primarily due to lower commercial licensing activity, offset by copyright infringement settlements. Performance revenue decreased due to the timing of payments from collection societies.

Music Publishing operating income was $50 million compared to $33 million in the prior-year quarter and operating margin increased 4.2 percentage points to 17.7%. Music Publishing OIBDA increased 28.1% to $73 million (or 30.4% in constant currency) and OIBDA margin increased 2.5 percentage points to 25.8% from 23.3% in the prior-year quarter (or increased 2.8 percentage points to 25.8% from 23.0% in constant currency). Adjusted OIBDA increased 29.8% to $74 million (or 32.1% in constant currency) and Adjusted OIBDA margin increased 2.8 percentage points to 26.1% from 23.3% in the prior-year quarter (or increased 3.1 percentage points to 26.1% from 23.0% in constant currency). The increases in operating income, OIBDA and Adjusted OIBDA were primarily due to strong operating performance and the favorable impact of exchange rates, partially offset by revenue mix.

Financial details for the quarter can be found in the Company’s current Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST. The call will be webcast on www.wmg.com.

About Warner Music Group
With a legacy extending back over 200 years, Warner Music Group today is home to an unparalleled family of creative artists, songwriters, and companies that are moving culture across the globe. At the core of WMG’s Recorded Music division are four of the most iconic companies in history: Atlantic, Elektra, Parlophone and Warner Records. They are joined by renowned labels such as 300 Entertainment, Asylum, Big Beat, Canvasback, East West, Erato, FFRR, Fueled by Ramen, Nonesuch, Reprise, Rhino, Roadrunner, Sire, Spinnin’ Records, Warner Classics and Warner Music Nashville. Warner Chappell Music - which traces its origins back to the founding of Chappell & Company in 1811 - is one of the world's leading music publishers, with a catalog of more than one million copyrights spanning every musical genre from the standards of the Great American Songbook to the biggest hits of the 21st century.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance. Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements. All forward-looking statements are made as of today, and we disclaim any duty to update such statements. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations. Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution for material company information. Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation
Effective for the 2023 fiscal year, the Company’s fiscal year was modified from a 52-53-week calendar, in which reporting periods ended on the last Friday of the calendar quarter, to a reporting calendar in which the reporting periods end on the last day of the calendar quarter. The Company’s fiscal year will begin on October 1 and end on September 30 of each year. Prior to the start of the 2023 fiscal year, the Company maintained a 52-53 week fiscal year ending on the last Friday in each reporting period. The fiscal year ended September 30, 2022 included 53 weeks, with the additional week falling in the fiscal quarter ended December 31, 2021. Accordingly, the results of operations for the nine months ended June 30, 2022 reflect 40 weeks, or 280 days, compared to 273 days for the nine months ended June 30, 2023.

Figure 1. Warner Music Group Corp. - Condensed Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Revenue	$1,564	$1,432	9%
Costs and expenses:
Cost of revenue	(850)	(766)	11%
Selling, general and administrative expenses	(461)	(451)	2%
Amortization expense	(64)	(69)	-7%
Total costs and expenses	$(1,375)	$(1,286)	7%
Operating income	$189	$146	29%
Loss on extinguishment of debt	(4)	—	—%
Interest expense, net	(38)	(32)	19%
Other income, net	20	50	-60%
Income before income taxes	$167	$164	2%
Income tax expense	(43)	(39)	10%
Net income	$124	$125	-1%
Less: Income attributable to noncontrolling interest	(2)	(1)	100%
Net income attributable to Warner Music Group Corp.	$122	$124	-2%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.23	$0.24
Class B – Basic and Diluted	$0.23	$0.24

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Revenue	$4,451	$4,422	1%
Costs and expenses:
Cost of revenue	(2,332)	(2,281)	2%
Selling, general and administrative expenses	(1,353)	(1,392)	-3%
Restructuring	(41)	—	—%
Amortization expense	(188)	(198)	-5%
Total costs and expenses	$(3,914)	$(3,871)	1%
Net gain on divestiture	41	—	—%
Operating income	$578	$551	5%
Loss on extinguishment of debt	(4)	—	—%
Interest expense, net	(105)	(94)	12%
Other (expense) income, net	(72)	96	—%
Income before income taxes	$397	$553	-28%
Income tax expense	(112)	(148)	-24%
Net income	$285	$405	-30%
Less: Income attributable to noncontrolling interest	(7)	(2)	—%
Net income attributable to Warner Music Group Corp.	$278	$403	-31%

Net income per share attributable to common stockholders:
Class A – Basic and Diluted	$0.53	$0.77
Class B – Basic and Diluted	$0.53	$0.77

Figure 2. Warner Music Group Corp. - Condensed Consolidated Balance Sheets at June 30, 2023 versus September 30, 2022
(dollars in millions)

	June 30, 2023	September 30, 2022	% Change
	(unaudited)
Assets
Current assets:
Cash and equivalents	$600	$584	3%
Accounts receivable, net	1,113	984	13%
Inventories	116	108	7%
Royalty advances expected to be recouped within one year	390	372	5%
Prepaid and other current assets	98	91	8%
Total current assets	$2,317	$2,139	8%
Royalty advances expected to be recouped after one year	584	503	16%
Property, plant and equipment, net	454	415	9%
Operating lease right-of-use assets, net	252	226	12%
Goodwill	1,962	1,920	2%
Intangible assets subject to amortization, net	2,195	2,239	-2%
Intangible assets not subject to amortization	150	145	3%
Deferred tax assets, net	27	29	-7%
Other assets	209	212	-1%
Total assets	$8,150	$7,828	4%
Liabilities and Equity
Current liabilities:
Accounts payable	$249	$268	-7%
Accrued royalties	2,239	1,918	17%
Accrued liabilities	422	457	-8%
Accrued interest	29	17	71%
Operating lease liabilities, current	41	40	3%
Deferred revenue	226	423	-47%
Other current liabilities	84	245	-66%
Total current liabilities	$3,290	$3,368	-2%
Long-term debt	3,988	3,732	7%
Operating lease liabilities, noncurrent	264	241	10%
Deferred tax liabilities, net	205	220	-7%
Other noncurrent liabilities	104	99	5%
Total liabilities	$7,851	$7,660	2%
Equity:
Class A common stock	$—	$—	—%
Class B common stock	1	1	—%
Additional paid-in capital	2,007	1,975	2%
Accumulated deficit	(1,450)	(1,477)	-2%
Accumulated other comprehensive loss, net	(277)	(347)	-20%
Total Warner Music Group Corp. equity	$281	$152	85%
Noncontrolling interest	18	16	13%
Total equity	299	168	78%
Total liabilities and equity	$8,150	$7,828	4%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$146	$163
Net cash used in investing activities	(53)	(114)
Net cash used in financing activities	(90)	(83)
Effect of foreign currency exchange rates on cash and equivalents	(4)	(6)
Net decrease in cash and equivalents	$(1)	$(40)

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$349	$336
Net cash used in investing activities	(104)	(763)
Net cash (used in) provided by financing activities	(233)	280
Effect of foreign currency exchange rates on cash and equivalents	4	(7)
Net increase (decrease) in cash and equivalents	$16	$(154)

Figure 4. Warner Music Group Corp. - Digital Revenue Summary, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$822	$773	6%
Downloads and Other Digital	24	28	-14%
Total Recorded Music Digital Revenue	$846	$801	6%

Music Publishing
Streaming	$178	$140	27%
Downloads and Other Digital	4	4	—%
Total Music Publishing Digital Revenue	$182	$144	26%

Consolidated
Streaming	$1,000	$913	10%
Downloads and Other Digital	28	32	-13%
Intersegment Eliminations	(1)	(1)	—%
Total Digital Revenue	$1,027	$944	9%

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Recorded Music
Streaming	$2,375	$2,385	—%
Downloads and Other Digital	70	90	-22%
Total Recorded Music Digital Revenue	$2,445	$2,475	-1%

Music Publishing
Streaming	$466	$391	19%
Downloads and Other Digital	11	13	-15%
Total Music Publishing Digital Revenue	$477	$404	18%

Consolidated
Streaming	$2,841	$2,776	2%
Downloads and Other Digital	81	103	-21%
Intersegment Eliminations	(1)	(2)	-50%
Total Digital Revenue	$2,921	$2,877	2%

Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA
OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets. We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods. However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses. Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$122	$124	-2%
Income attributable to noncontrolling interest	2	1	100%
Net income	$124	$125	-1%
Income tax expense	43	39	10%
Income including income taxes	$167	$164	2%
Other income, net	(20)	(50)	-60%
Interest expense, net	38	32	19%
Loss on extinguishment of debt	4	—	—%
Operating income	$189	$146	29%
Amortization expense	64	69	-7%
Depreciation expense	22	18	22%
OIBDA	$275	$233	18%
Operating income margin	12.1%	10.2%
OIBDA margin	17.6%	16.3%

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$278	$403	-31%
Income attributable to noncontrolling interest	7	2	—%
Net income	$285	$405	-30%
Income tax expense	112	148	-24%
Income including income taxes	$397	$553	-28%
Other expense (income), net	72	(96)	—%
Interest expense, net	105	94	12%
Loss on extinguishment of debt	4	—	—%
Operating income	$578	$551	5%
Amortization expense	188	198	-5%
Depreciation expense	65	59	10%
OIBDA	$831	$808	3%
Operating income margin	13.0%	12.5%
OIBDA margin	18.7%	18.3%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$189	$146	29%
Depreciation and amortization expense	(86)	(87)	-1%
Total WMG OIBDA	$275	$233	18%
Operating income margin	12.1%	10.2%
OIBDA margin	17.6%	16.3%

Recorded Music operating income – GAAP	$207	$166	25%
Depreciation and amortization expense	(54)	(58)	-7%
Recorded Music OIBDA	$261	$224	17%
Recorded Music operating income margin	16.1%	14.0%
Recorded Music OIBDA margin	20.4%	18.8%

Music Publishing operating income – GAAP	$50	$33	52%
Depreciation and amortization expense	(23)	(24)	-4%
Music Publishing OIBDA	$73	$57	28%
Music Publishing operating income margin	17.7%	13.5%
Music Publishing OIBDA margin	25.8%	23.3%

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$578	$551	5%
Depreciation and amortization expense	(253)	(257)	-2%
Total WMG OIBDA	$831	$808	3%
Operating income margin	13.0%	12.5%
OIBDA margin	18.7%	18.3%

Recorded Music operating income – GAAP	$641	$631	2%
Depreciation and amortization expense	(160)	(173)	-8%
Recorded Music OIBDA	$801	$804	—%
Recorded Music operating income margin	17.5%	17.0%
Recorded Music OIBDA margin	21.9%	21.6%

Music Publishing operating income – GAAP	$151	$103	47%
Depreciation and amortization expense	(69)	(69)	—%
Music Publishing OIBDA	$220	$172	28%
Music Publishing operating income margin	19.1%	14.6%
Music Publishing OIBDA margin	27.8%	24.4%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)
Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability. Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 7 below. We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

For the Three Months Ended June 30, 2023
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$189	$207	$50	$275	$261	$73	$124
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	13	—	—	13	—	—	13
Executive Transition Costs	1	—	—	1	—	—	1
Non-Cash Stock-Based Compensation and Other Related Costs	8	3	1	8	3	1	8
Adjusted Results	$211	$210	$51	$297	$264	$74	$146

Adjusted Margin	13.5%	16.4%	18.0%	19.0%	20.6%	26.1%

For the Three Months Ended June 30, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$146	$166	$33	$233	$224	$57	$125
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	16	4	—	16	4	—	16
Non-Cash Stock-Based Compensation and Other Related Costs	6	3	—	6	3	—	6
Adjusted Results	$168	$173	$33	$255	$231	$57	$147

Adjusted Margin	11.7%	14.6%	13.5%	17.8%	19.4%	23.3%

For the Nine Months Ended June 30, 2023
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$578	$641	$151	$831	$801	$220	$285
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	80	41	—	80	41	—	80
Executive Transition Costs	4	—	—	4	—	—	4
Gain on Divestiture	(41)	(41)	—	(41)	(41)	—	(41)
Non-Cash Stock-Based Compensation and Other Related Costs	44	11	2	44	11	2	44
Adjusted Results	$665	$652	$153	$918	$812	$222	$372

Adjusted Margin	14.9%	17.8%	19.4%	20.6%	22.2%	28.1%

For the Nine Months Ended June 30, 2022
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net Income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$551	$631	$103	$808	$804	$172	$405
Factors Affecting Comparability:
Restructuring and Other Transformation Related Costs	39	4	—	39	4	—	39
Non-Cash Stock-Based Compensation and Other Related Costs	37	12	1	37	12	1	37
Adjusted Results	$627	$647	$104	$884	$820	$173	$481

Adjusted Margin	14.2%	17.4%	14.8%	20.0%	22.0%	24.6%

Constant Currency
Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results. However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2023 versus June 30, 2022 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$557	$515	$515
Music Publishing	147	137	137
International revenue
Recorded Music	725	674	665
Music Publishing	136	108	107
Intersegment eliminations	(1)	(2)	(1)
Total Revenue	$1,564	$1,432	$1,423

Revenue by Segment:
Recorded Music
Digital	$846	$801	$792
Physical	126	123	123
Total Digital and Physical	972	924	915
Artist services and expanded-rights	218	190	191
Licensing	92	75	74
Total Recorded Music	1,282	1,189	1,180
Music Publishing
Performance	40	45	44
Digital	182	144	143
Mechanical	16	10	11
Synchronization	41	41	41
Other	4	5	5
Total Music Publishing	283	245	244
Intersegment eliminations	(1)	(2)	(1)
Total Revenue	$1,564	$1,432	$1,423

Total Digital Revenue	$1,027	$944	$935

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
U.S. revenue
Recorded Music	$1,618	$1,641	$1,641
Music Publishing	415	369	369
International revenue
Recorded Music	2,046	2,081	1,966
Music Publishing	375	335	318
Intersegment eliminations	(3)	(4)	(3)
Total Revenue	$4,451	$4,422	$4,291

Revenue by Segment:
Recorded Music
Digital	$2,445	$2,475	$2,409
Physical	377	440	421
Total Digital and Physical	2,822	2,915	2,830
Artist services and expanded-rights	555	563	543
Licensing	287	244	234
Total Recorded Music	3,664	3,722	3,607
Music Publishing
Performance	130	119	114
Digital	477	404	396
Mechanical	46	37	36
Synchronization	126	133	130
Other	11	11	11
Total Music Publishing	790	704	687
Intersegment eliminations	(3)	(4)	(3)
Total Revenue	$4,451	$4,422	$4,291

Total Digital Revenue	$2,921	$2,877	$2,804

Figure 9. Warner Music Group Corp. - OIBDA and Adjusted OIBDA by Segment, Three and Nine Months Ended June 30, 2023 versus June 30, 2022 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Three Months Ended June 30, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$275	$233	$229
OIBDA margin	17.6%	16.3%	16.1%
Total WMG Adjusted OIBDA	$297	$255	$251
Adjusted OIBDA margin	19.0%	17.8%	17.6%

Recorded Music OIBDA	$261	$224	$221
Recorded Music OIBDA margin	20.4%	18.8%	18.7%
Recorded Music Adjusted OIBDA	$264	$231	$228
Recorded Music Adjusted OIBDA margin	20.6%	19.4%	19.3%

Music Publishing OIBDA	$73	$57	$56
Music Publishing OIBDA margin	25.8%	23.3%	23.0%
Music Publishing Adjusted OIBDA	$74	$57	$56
Music Publishing Adjusted OIBDA margin	26.1%	23.3%	23.0%

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022	For the Nine Months Ended June 30, 2022
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
Total WMG OIBDA	$831	$808	$775
OIBDA margin	18.7%	18.3%	18.1%
Total WMG Adjusted OIBDA	$918	$884	$851
Adjusted OIBDA margin	20.6%	20.0%	19.8%

Recorded Music OIBDA	$801	$804	$774
Recorded Music OIBDA margin	21.9%	21.6%	21.5%
Recorded Music Adjusted OIBDA	$812	$820	$790
Recorded Music Adjusted OIBDA margin	22.2%	22.0%	21.9%

Music Publishing OIBDA	$220	$172	$169
Music Publishing OIBDA margin	27.8%	24.4%	24.6%
Music Publishing Adjusted OIBDA	$222	$173	$170
Music Publishing Adjusted OIBDA margin	28.1%	24.6%	24.7%

Free Cash Flow
Our definition of Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures. We use Free Cash Flow, among other measures, to evaluate our operating performance. Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases, any repurchases of our common stock or otherwise. As a result, Free Cash Flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP and therefore it should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity. Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Because Free Cash Flow deducts capital expenditures from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected. We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$146	$163
Less: Capital expenditures	33	35

Free Cash Flow	$113	$128

	For the Nine Months Ended June 30, 2023	For the Nine Months Ended June 30, 2022
	(unaudited)	(unaudited)
Net cash provided by operating activities	$349	$336
Less: Capital expenditures	89	97

Free Cash Flow	$260	$239

Adjusted EBITDA
Adjusted EBITDA is equivalent to “EBITDA” as defined in our Revolving Credit Facility and our 2020 indenture and substantially similar to “EBITDA” as defined under our Senior Term Loan Facility, respectively. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. The definition of Adjusted EBITDA, in addition to adjusting net income to exclude interest expense, income taxes, and depreciation and amortization, also adjusts net income by excluding items or expenses such as, among other items, (1) the amount of any restructuring charges or reserves; (2) any non-cash charges (including any impairment charges); (3) any net loss resulting from hedging currency exchange risks; (4) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement); (5) transaction expenses; (6) equity-based compensation expense; and (7) certain extraordinary, unusual or non-recurring items. The definition of EBITDA under the Revolving Credit Facility also includes adjustments for the pro forma impact of certain projected cost savings, operating expense reductions and synergies and any quality of earnings analysis prepared by independent certified public accountants in connection with an acquisition, merger, consolidation or other investment.

Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of those limitations include: (1) it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue for our business; (2) it does not reflect the significant interest expense or cash requirements necessary to service interest or principal payments on our indebtedness; and (3) it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments. In particular, this measure adds back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income; however, these are expenses that may recur, vary greatly and are difficult to predict. In addition, Adjusted EBITDA is not the same as net income or cash flow provided by operating activities as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Accordingly, Adjusted EBITDA should be considered in addition to, not as a substitute for, net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.

Figure 11. Warner Music Group Corp. - Reconciliation of Net Income to Adjusted EBITDA, Three and Twelve Months Ended June 30, 2023 versus June 30, 2022
(dollars in millions)

	For the Three Months Ended June 30, 2023	For the Three Months Ended June 30, 2022	For the Twelve Months Ended June 30, 2023	For the Twelve Months Ended June 30, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Income	$124	$125	$435	$435
Income tax expense	43	39	149	170
Interest expense, net	38	32	136	123
Depreciation and amortization	86	87	335	336
Loss on extinguishment of debt (a)	4	—	4	10
Net (gains) losses on divestitures and sale of securities (b)	—	—	(42)	9
Restructuring costs (c)	1	6	60	29
Net foreign exchange (gains) losses (d)	(12)	(55)	13	(148)
Transaction costs (e)	—	1	—	13
Business optimization expenses (f)	15	16	55	55
Non-cash stock-based compensation expense (g)	7	5	46	46
Other non-cash charges (h)	(5)	(4)	12	42
Pro forma impact of cost savings initiatives and specified transactions (i)	10	11	57	64
Adjusted EBITDA	$311	$263	$1,260	$1,184
______________________________________
(a)Reflects loss on extinguishment of debt, primarily including tender fees and unamortized deferred financing costs.
(b)Reflects net gains on sale of securities and divestitures.
(c)Reflects severance costs and other restructuring related expenses, including those related to the Restructuring Plan as well as the Executive Transition Costs in the twelve months ended June 30, 2023.
(d)Reflects unrealized (gains) losses due to foreign exchange on our Euro-denominated debt, losses (gains) from foreign currency forward exchange contracts and intercompany transactions.
(e)Reflects mainly transaction related costs and mark-to-market adjustments of an earn-out liability related to a transaction in 2021.
(f)Reflects costs associated with our transformation initiatives and IT system updates, which includes costs of $12 million and $43 million related to our finance transformation and other related costs for the three and twelve months ended June 30, 2023, respectively, as well as $11 million and $41 million for the three and twelve months ended June 30, 2022, respectively.
(g)Reflects non-cash stock-based compensation expense related to the Omnibus Incentive Plan and the Warner Music Group Corp. Senior Management Free Cash Flow Plan.
(h)Reflects non-cash activity, including the unrealized losses (gains) on the mark-to-market adjustment of equity investments, investment losses (gains), mark-to-market adjustments of an earn-out liability in 2022 and other non-cash impairments.
(i)Reflects expected savings resulting from transformation initiatives, including the Restructuring Plan, and the pro forma impact of certain specified transactions for the three and twelve months ended June 30, 2023. Certain of these cost savings initiatives and transactions impacted quarters prior to the quarter during which they were identified within the last twelve-month period. The pro forma impact of these specified transactions and initiatives resulted in a $15 million increase in the twelve months ended June 30, 2023 Adjusted EBITDA.

###

Media Contact:	Investor Contact:
James Steven	Kareem Chin
(212) 275-2213
James.Steven@wmg.com	Investor.Relations@wmg.com